UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

DiamondRock Hospitality Company
 (Exact name of registrant as specified in its charter)

Maryland	001-32514	20-1180098
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800 Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1150

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 11, 2009, two subsidiaries of DiamondRock Hospitality Company (“DiamondRock”) refinanced the debt that was secured by a mortgage on DiamondRock’s Courtyard Manhattan/Midtown East hotel with $43.0 million of secured debt maturing on October 1, 2014. The existing $40.5 million of debt was scheduled to mature on December 11, 2009.

The new debt was issued by Massachusetts Mutual Life Insurance Company and it bears interest at a fixed interest rate of 8.81%. The principal of the debt will amortize using a 30-year amortization schedule that will result in the payment of approximately $41.5 million coming due at the loan’s maturity.

ITEM 7.01. Regulation FD Disclosure

On September 14, 2009, DiamondRock distributed a press release updating the market on certain capital initiatives. A copy of that press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated by reference herein. The press release has also been posted in the investor relations/press releases section of its website at www.drhc.com.

The information in this Item 7.01 of this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

ITEM 8.01. Other Events

During DiamondRock’s third fiscal quarter (the period from June 20, 2009 through September 11, 2009), DiamondRock raised gross proceeds of $57.3 million through the sale of 8.1 million shares of common stock under its $75 million controlled equity offering program (average sale price of $7.05). Including all shares sold under the program, DiamondRock had approximately 116.2 million shares outstanding as of September 11, 2009, which was the last day of its third fiscal quarter. Based solely on stock sales through the end of its third fiscal quarter, DiamondRock expects to have approximately 106.2 million fully-diluted weighted average shares of its common stock outstanding for the year ended December 31, 2009.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: September 14, 2009	By: /s/ Michael D. Schecter
Michael D. Schecter
Executive Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 14, 2009